                                       Securities and Exchange Commission
                                             Washington, D.C. 20549
                                -----------------------------------------------

                                                    FORM 8-K

                                                 CURRENT REPORT
                                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                                        SECURITIES EXCHANGE ACT OF 1934

                        Date of Report (Date of earliest event reported): July 27, 2006

                                          The Phoenix Companies, Inc.
    -------------------------------------------------------------------------------------------------------
                             (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                     1-16517                                 06-1599088
-------------------                     --------------------------                  ----------------------
(State or Other Jurisdiction             (Commission File Number)                            (IRS Employer
   of Incorporation)                                                                   Identification No.)

               One American Row, Hartford, CT                                              06102 -5056
--------------------------------------------------------------                        --------------------
          (Address of Principal Executive Offices)                                          (Zip Code)

Registrant's telephone number, including area code:                                       (860) 403-5000
                                                                                --------------------------

                                                 NOT APPLICABLE
             --------------------------------------------------------------------------------------
                         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition

On July 27, 2006, The Phoenix Companies, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2006. This is furnished as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits

         The following exhibit is furnished herewith:

         99.1 News release of The Phoenix Companies, Inc. dated July 27, 2006, regarding the matters described in Item 2.02.

                                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

Date:  July 27, 2006                                 By:    /s/ Katherine P. Cody
                                                            -------------------------------------
                                                            Name: Katherine P. Cody
                                                            Title: Senior Vice President and Chief
                                                                    Accounting Officer

                                                                                                   EXHIBIT 99.1

     News Release                                                                                      [Logo]
                                                                                                      PHOENIXSM
     For Immediate Release

                                                                                      One American Row
                                                                                      PO Box 5056
                                                                                      Hartford CT 06102-5056
                                                                                      www.phoenixwm.com

     Contacts:
     Media Relations                                            Investor Relations
     Alice S. Ericson, 860-403-5946                             Peter A. Hofmann, 860-403-7100
     Alice.ericson@phoenixwm.com                                pnx.ir@phoenixwm.com

                        The Phoenix Companies, Inc. Reports Second Quarter 2006 Earnings
              Sales momentum in Life Insurance and Annuity; margin improvement in Asset Management

     Hartford, Ct, July 27, 2006 - The Phoenix Companies, Inc. (NYSE: PNX) today reported second quarter 2006 earnings.
     SECOND QUARTER 2006 HIGHLIGHTS
     •   Net income was $19.6 million, or $0.17 per diluted share, compared with $22.4 million, or $0.22 per diluted share, in the second quarter 2005.
     •   The company reported total segment income of $20.4 million, or $0.18 per diluted share. Total segment income in the second quarter 2005 was $30.9 million, or $0.31 per diluted share, which included a
         $15.5 million ($0.15 per diluted share) after-tax deferred acquisition cost (DAC) benefit related primarily to favorable mortality experience.
     •   Life and Annuity pre-tax segment income was $42.6 million, compared with $58.7 million in the second quarter 2005. The DAC benefit in the prior year's quarter was $23.8 million, pre-tax.
     •   Asset Management reported earnings before interest, taxes, depreciation and amortization (EBITDA) of
         $10.0 million, compared with $8.8 million in the second quarter 2005, and pre-tax segment income of
         $1.3 million, compared with $0.1 million in the second quarter 2005.
         Pre-tax segment income, total segment income, total segment income per share, and EBITDA, among other measures presented below, are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors. An explanation regarding the company's use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided in the tables at the end of this release.

                                                    -more-

The Phoenix Companies, Inc. ... 2

     SECOND QUARTER 2006 RESULTS

   Earnings Summary                                                  Second          Second
   (Millions Except Per Share Data)                                  Quarter         Quarter
                                                                      2006            2005           Change
                                                                  -------------    ------------    -----------
   Life and Annuity Segment                                            $42.6           $58.7          $(16.1)
   Asset Management Segment                                              1.3              .1             1.2
   Corporate and Other Segment                                         (13.9)          (16.4)            2.5
   Venture Capital Segment                                              --               2.7            (2.7)
                                                                  ------------- -- ------------ -- -----------
   Total Segment Income, Before Income Taxes                            30.0            45.1           (15.1)
   Applicable Income Taxes                                               9.6            14.2            (4.6)
                                                                  -------------    ------------    -----------
   Total Segment Income                                                 20.4            30.9           (10.5)
   Realized Investment Gains (Losses), Net                               2.9             (.6)            3.5
   Restructuring Costs and Other Items, Net                             (3.7)           (7.9)            4.2
                                                                  -------------    ------------    -----------
   Net Income                                                          $19.6           $22.4           $(2.8)
                                                                  =============    ============    ===========

   Earnings Per Share Summary
   Total Segment Income Per Share
        Basic                                                            $.18            $.32           $(.14)
        Diluted                                                          $.18            $.31           $(.13)
   Net Income Per Share
       Basic                                                             $.17            $.24           $(.07)
       Diluted                                                           $.17            $.22           $(.05)
   Weighted Average Shares Outstanding (In Millions)
       Basic                                                            112.7            95.0
       Diluted                                                          115.9           101.1

         "The quarter's results demonstrate momentum in all aspects of our Life business, double-digit sales growth in Annuity, and the strongest EBITDA in Asset Management since the fourth quarter of 2003. Our results also reflect the fact that each business is at a different stage in its transformation," said Dona
     D. Young, chairman, president and chief executive officer.
         "Life insurance sales grew meaningfully, earnings were up after adjusting for last year's deferred acquisition cost benefit, and expenses were down. Annuity continued its upward sales momentum, although the challenging equity markets and an increase in surrenders depressed its earnings for the quarter. The emergence of stronger Asset Management EBITDA and margin, despite outflows and the markets, reflects the benefits of our work over the last several years to change the model of that business.
         "We see many positive trends emerging and remain focused on overcoming the challenges that impact our financial performance," Mrs. Young said.

                                                    -more-

The Phoenix Companies, Inc. ... 3

     SUMMARY OF SEGMENT RESULTS
         Phoenix has three segments, "Life and Annuity," "Asset Management" and "Corporate and Other." The
     Corporate and Other segment includes unallocated capital, interest expense and other expenses, and certain businesses not of sufficient scale to report independently.
         In prior years, the company maintained a Venture Capital segment. In the fourth quarter of 2005, the company entered into an agreement to sell approximately three-quarters of the assets in that segment and, as a result, eliminated the segment, effective January 1, 2006. Earnings from the remaining assets have been allocated to the Life and Annuity segment.

     Life and Annuity

   Second Quarter 2006 Summary                                       Second          Second
   ($ in Millions)                                                   Quarter         Quarter
                                                                      2006            2005           Change
                                                                  -------------    ------------    -----------
   Life Insurance Income (pre-tax)                                     $42.1           $68.3          $(26.2)
   Annuity Income (pre-tax)                                              0.5            (9.6)           10.1
                                                                  -------------    ------------    -----------
   Life and Annuity Segment Income (pre-tax)                           $42.6           $58.7          $(16.1)
                                                                  =============    ============    ===========

   Life Insurance Sales (Annualized + Single Premium)                  $50.8           $34.5           $16.3
   Annuity Deposits                                                   $104.4           $80.4           $24.0
   Annuity Net Withdrawals1                                          $(228.1)        $(162.7)         $(65.4)

     1Second quarter 2006 annuity net withdrawals exclude a scheduled maturity of a $206.6 million institutionally placed annuity contract.

     •   Life and Annuity pre-tax segment income for the quarter reflects the effect of higher fee income on a growing block and favorable life persistency and mortality, partially offset by higher annuity surrenders and the effect of the weak equity markets. Excluding the $23.8 million DAC benefit in the second quarter 2005, pre-tax income for the segment rose 22 percent.
     •   Total insurance life sales (annualized and single premium) of $50.8 million rose 47 percent from $34.5 million in the second quarter 2005. Annualized premium of $39.6 million rose 83 percent from $21.6 million in the prior year's quarter. Year-to-date, total life sales grew 150 percent to $161.7 million and annualized premium more than tripled to $131.4 million.
     •   Annuity deposits of $104.4 million rose 30 percent from $80.4 million in the second quarter 2005.
         Year-to-date deposits of $196.6 million rose 14 percent from $173.0 million in the first half of 2005.
         Excluding discontinued products, deposits rose 39 percent in the quarter and 26 percent year-to-date.

                                                    -more-

The Phoenix Companies, Inc. ... 4

     •   Life insurance sales and annuity deposits exclude private placement deposits. Total private placement life and annuity deposits were $59.9 million in the second quarter 2006, compared with $23.2 million in the second quarter 2005. Year-to-date private placement deposits totaled $71.8 million, compared with $525.1 million for the same period in 2005. Deposits from private placement sales can vary widely because they involve fewer, but significantly larger, cases.

      Asset Management

   Second Quarter 2006 Summary                                         Second          Second
   ($ in Millions)                                                     Quarter         Quarter
                                                                        2006            2005           Change
                                                                    -------------    ------------    ------------
   Asset Management EBITDA                                               $10.0            $8.8            $1.2
   Asset Management Segment Income (pre-tax)                              $1.3            $0.1            $1.2

   Asset Management Inflows                                           $1,205.8        $1,451.7         $(245.9)
   Asset Management Net Flows                                        $(2,680.8)      $(1,795.7)        $(885.1)

   Assets Under Management (end of period)                           $43,309.8       $42,309.1        $1,000.7

     •   Asset Management pre-tax segment income reflects an increase in revenues, driven by the inclusion of the Phoenix Insight Funds (formerly the Harris Insight Funds), as well as reduced operating expenses.
     •   EBITDA rose in the quarter to its highest level since the fourth quarter 2003.
     •   Retail and institutional sales (inflows) were lower than the prior year's quarter as there was less market demand for strategies in which the company has strength.
     •   Outflows include the Engemann Asset Management managed account redemptions anticipated as part of the impairment taken in the first quarter 2006. Net outflows also include outflows unrelated to performance, such as the redemption of two structured products and normal withdrawal account activity.
         The company expects increased structured finance product inflows in the second half of the year.
     •   Performance improved in the quarter, with 65 percent of assets under management out-performing their respective five-year benchmarks for the period ended June 30, 2006.
     •   Pre-tax operating margin, before intangible amortization, was 18.6 percent for the quarter, up from
         16.6 percent in the second quarter 2005 and at the highest level since the fourth quarter 2003. At
         15.2 percent, year-to-date operating margin is consistent with the company's expectation for this point in the year.

                                                    -more-

The Phoenix Companies, Inc. ... 5

     Corporate and Other Segment
         The Corporate and Other segment had a pre-tax segment loss of $13.9 million in the 2006 second quarter, compared with a $16.4 million pre-tax segment loss in the second quarter 2005. The result reflects higher investment earnings and lower expenses.

     SECOND QUARTER 2006 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY
     •   Statutory surplus grew by 9 percent from the prior year's second quarter to $1.11 billion at June 30,
         2006.
     •   Statutory net gain from operations was $21.6 million in the second quarter 2006, up 28 percent from
         $16.9 million in the second quarter 2005.
     •   Risk-based capital ratio continued to improve from year-end and was well in excess of 400 percent at the end of the second quarter.

     OTHER ITEMS
     •   The company recorded restructuring charges and other non-recurring items of $3.8 million, after tax, related primarily to the ongoing Asset Management business restructuring. During the quarter, the company vacated office space as part of the consolidation of operations.
     •   Second quarter 2006 net realized investment gains, after tax, were $2.9 million, compared with net realized investment losses of $0.6 million, after tax, in the second quarter 2005. The results for the second quarter 2006 include net impairments of $0.5 million after offsets for taxes, DAC, and the policyholder dividend obligation, and gross impairments of $2.4 million. The second quarter 2005 had net impairments of $0.3 million and gross impairments of $9.3 million. The change in gross impairments reflects improvements in the credit quality of the portfolio.

     2006 GUIDANCE
         The company's expectation for its full-year return on equity (ROE) based on total segment income has been reduced as a result of actual segment income year-to-date and reflects the impact of the equity markets and the year-to-date net outflows in asset management and annuities.
         Excluding strategic initiatives being pursued by the company, Phoenix projects a full-year total segment ROE of 3.0 - 3.5 percent. The projection assumes an equity market total return (market appreciation plus dividends) for the year of 7.5 percent, down from the previous expectation of 10 percent, to reflect the first-half actual market returns, and a five-year treasury yield at year-end of
     4.7 percent, up from 4.5 percent previously.
         Phoenix continues to target double-digit total life insurance sales. Given net outflows year-to-date, the company does not expect to record full-year positive net flows in asset management and annuities

                                                    -more-

The Phoenix Companies, Inc. ... 6

     as previously projected. It does project double-digit annuity sales growth for the year and positive asset management flows in the second half of the year. Achieving positive asset management flows will require positive market conditions for certain structured finance products the company expects to bring to the market.
         The segment ROE target does not reflect the impact of strategic initiatives the company is pursuing, including a potential transaction involving the closed block.
         These targets represent forward-looking statements and are subject to the risks and uncertainties outlined at the end of this news release. Specifically, to the extent that actual interest rates of equity returns differ from the assumptions outlined above, the company's performance could differ materially from the targeted levels. Total segment return on equity is a non-GAAP financial measure and is further described in the reconciliation table at the end of this news release.

     CONFERENCE CALL
         The Phoenix Companies, Inc. will host a conference call today at 11 a.m. Eastern time to discuss with the investment community Phoenix's second quarter financial results. The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section. The call can also be accessed by telephone at 973-321-1020 (conference ID #7487648). A replay of the call will be available through August 10, 2006 by telephone at 973-341-3080 (pin code #7487648) and on Phoenix's Web site,
     www.phoenixwm.com in the Investor Relations section.

     ABOUT PHOENIX
         The Phoenix Companies, Inc. is a leading provider of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth. With a history dating to 1851, The
     Phoenix Companies, Inc. has two principal operating subsidiaries, Phoenix Life Insurance Company and
     Phoenix Investment Partners, Ltd. Through a variety of advisors and financial services firms, the company provides products and services to affluent and high-net-worth individuals and to institutions. Phoenix has corporate offices in Hartford, Connecticut. More detailed financial information can be found in Phoenix's financial supplement for the second quarter 2006, which is available on Phoenix's Web site,
     www.phoenixwm.com in the Investor Relations section.

     FORWARD-LOOKING STATEMENTS
         This presentation may contain forward-looking statements within the meaning of the Private Securities
     Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to

                                                    -more-

The Phoenix Companies, Inc. ... 7

     trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate", "believe," "plan,"
     "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance.
     Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (iv) regulatory, accounting or tax developments that may affect the company or the cost of, or demand for, its products or services; (v) downgrades in the financial strength ratings of the company's subsidiaries or in the company's credit ratings; (vi) discrepancies between actual claims or investment experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect the company's investment results, including those from the fees the company earns from assets under management and the demand for the company's variable products; (viii) the relative success and timing of implementation of the company's strategies;
     (ix) the effects of closing the company's retail brokerage operations; and (x) other risks and uncertainties described in any of the companies filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

                                                    -more-

The Phoenix Companies, Inc. ... 8

Financial Highlights
Three and Six Months Ended June 30, 2006 and 2005
(Unaudited)

                                                     Three Months                        Six Months
                                           -------------------------------     -------------------------------
                                                2006              2005              2006              2005
                                           -------------     -------------     -------------     -------------

Income Statement Summary ($ in millions)

Revenues                                    $     628.7       $     623.9       $   1,267.0       $   1,237.3

Total Segment Income (1)                           20.4              30.9              14.2              47.7

Net Income                                  $      19.6       $      22.4       $      21.3       $      31.8

-----------------------------------------

Earnings Per Share

Weighted Average Shares Outstanding
 (in thousands)
  Basic                                         112,654            95,034           108,175            94,982
  Diluted                                       115,946           101,116           111,272           101,723
                                           =============     =============     ============      ============
Total Segment Income Per Share (1)
  Basic                                     $      0.18       $      0.32       $      0.13       $      0.50
  Diluted                                   $      0.18       $      0.31       $      0.13       $      0.47
                                           =============     =============     ============      ============
Net Income Per Share
  Basic                                     $      0.17       $      0.24       $      0.20       $      0.33
  Diluted                                   $      0.17       $      0.22       $      0.19       $      0.31
                                           =============     =============     ============      ============

-----------------------------------------
Balance Sheet Summary
 ($ in Millions, except share and per          June             December
 share data)                                   2006               2005
                                           -------------     -------------

Invested Assets (2)                         $  15,964.7       $  16,717.2
Separate Account Assets                         7,899.0           7,722.2
Total Assets                                   27,305.9          27,716.2
Indebtedness                                      713.4             751.9
Total Stockholders' Equity                  $   2,150.1       $   2,007.1
Average Equity, excluding Accumulated
 OCI, FIN 46-R and Discontinued
 operations (3)                             $   2,219.3       $   2,028.6

Common Shares outstanding (in thousands)        113,600            95,116
                                           -------------     -------------

Book Value Per Share                        $     18.93       $     21.10
Book Value Per Share, excluding
 Accumulated OCI and FIN 46-R                    20.25             22.28

Third Party Assets Under Management         $  43,309.8       $  37,422.9

(1)   In addition to financial measures presented in accordance with Generally Accepted Accounting Principles
     ("GAAP"), Phoenix uses non-GAAP financial measures such as total segment income, total segment income per share, pre-tax segment income and EBITDA in evaluating its financial performance. Net Income and net income per share are the most directly comparable GAAP measures. Phoenix's non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing Phoenix's performance. A reconciliation of the net income to Phoenix's non-GAAP financial measures is set forth in the tables at the end of this release. Because Phoenix's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Phoenix's non-GAAP financial measures to those of other companies.

     Total segment income, and measures derived from total segment income, are internal performance measures used by Phoenix in the management of its operations, including its compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in Phoenix's operations.

     Total segment income represents income from continuing operations, which is a GAAP measure, before realized investment gains and losses, and certain other items.

     *  Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to management's discretion.
     *  Certain other items are excluded from total segment income because we believe they are not indicative of overall operating trends and are items that management believes are infrequent and material and which result from a business restructuring, a change in regulatory environment, or other unusual circumstances.

    Within its Asset Management segment, management also considers earnings before interest, taxes, depreciation and amortization ("EBITDA"). Management believes EBITDA provides additional perspective on the operating efficiency and profitability of the Asset Management segment. EBITDA represents pre-tax segment income before depreciation and amortization of goodwill and intangibles.

(2)  Invested assets equals total investments plus cash and equivalents less debt and equity securities pledged as collateral.

(3)  This average equity is used for the calculation of segment return on equity and represents the average of the monthly average of equity, excluding Accumulated OCI, the effects of FIN 46-R and the equity of discontinued operations.

                                                     -more-

The Phoenix Companies, Inc. ... 9

Consolidated Balance Sheet
June 30, 2006 (Preliminary) and December 31, 2005
(in millions, except share data)

                                                                               2006                 2005
                                                                         ----------------     -----------------
ASSETS:
Available-for-sale debt securities, at fair value                         $     12,560.7       $     13,404.6
Available-for-sale equity securities, at fair value                                182.5                181.8
Mortgage loans, at unpaid principal balances                                        94.5                128.6
Venture capital partnerships, at equity in net assets                              120.6                145.1
Policy loans, at unpaid principal balances                                       2,294.4              2,245.0
Other investments                                                                  321.6                310.6
                                                                         ----------------     -----------------
                                                                                15,574.3             16,415.7
Available-for-sale debt and equity securities pledged
  as collateral, at fair value                                                     286.8                304.4
                                                                         ----------------     -----------------
Total investments                                                               15,861.1             16,720.1
Cash and cash equivalents                                                          390.4                301.5
Accrued investment income                                                          208.5                225.8
Receivables                                                                        201.9                146.9
Deferred policy acquisition costs                                                1,710.1              1,556.0
Deferred income taxes                                                               75.6                 56.0
Intangible assets                                                                  251.7                295.9
Goodwill                                                                           467.7                467.7
Other assets                                                                       239.9                224.1
Separate account assets                                                          7,899.0              7,722.2
                                                                         ----------------     -----------------
Total assets                                                              $     27,305.9       $     27,716.2
                                                                         ================     =================

LIABILITIES:
Policy liabilities and accruals                                           $     13,159.7       $     13,246.2
Policyholder deposit funds                                                       2,464.7              3,060.7
Indebtedness                                                                       713.4                751.9
Other liabilities                                                                  554.3                534.3
Non-recourse collateralized obligations                                            360.6                389.9
Separate account liabilities                                                     7,899.0              7,722.2
                                                                         ----------------     -----------------
Total liabilities                                                               25,151.7             25,705.2
                                                                         ----------------     -----------------

MINORITY INTEREST:
Minority interest in net assets of subsidiaries                                      4.1                  3.9
                                                                         ----------------     -----------------

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 124,913,384 and
   106,429,147 shares issued                                                         1.3                  1.1
Additional paid-in capital                                                       2,600.0              2,440.3
Deferred compensation on restricted stock units                                     (3.7)                (2.7)
Accumulated deficit                                                               (171.9)              (193.1)
Accumulated other comprehensive income                                             (96.1)               (59.0)
Treasury stock, at cost: 11,313,564 and 11,313,564 shares                         (179.5)              (179.5)
                                                                         ----------------     -----------------
Total stockholders' equity                                                       2,150.1              2,007.1
                                                                         ----------------     -----------------
Total liabilities, minority interest and stockholders' equity             $     27,305.9       $     27,716.2
                                                                         ================     =================

                                                     -more-

The Phoenix Companies, Inc. ... 10

Consolidated Statement of Income (Unaudited)
Three and Six Months Ended June 30, 2006 and 2005
(in millions)

                                                     Three Months                        Six Months
                                           -------------------------------     -------------------------------
                                                2006              2005              2006              2005
                                           -------------     -------------     -------------     -------------
REVENUES:
Premiums                                    $     207.7       $     229.1       $     415.2       $     455.9
Insurance and investment product fees             139.4             127.4             278.5             256.4
Broker-dealer commission and distribution
  fees                                              7.9               7.1              15.2              13.9
Investment income, net of expenses                256.3             268.1             507.5             536.8
Net realized investment gains (losses)             17.4              (7.8)             50.6             (25.7)
                                           -------------     -------------     -------------     -------------
Total revenues                                    628.7             623.9           1,267.0           1,237.3
                                           -------------     -------------     -------------     -------------

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder
  dividends                                       333.3             340.0             667.2             683.3
Policyholder dividends                             95.1              83.4             201.9             167.2
Policy acquisition cost amortization               43.5               9.9              73.5              38.1
Intangible asset amortization                       8.5               8.8              16.5              17.2
Intangible asset impairments                        -                 -                32.5               -
Interest expense on indebtedness                   12.3              11.4              24.7              22.5
Interest expense on non-recourse
  collateralized obligations                        5.1              10.3               9.5              19.2
Other operating expenses                          103.1             127.3             214.5             244.5
                                           -------------     -------------     -------------     -------------
Total benefits and expenses                       600.9             591.1           1,240.3           1,192.0
                                           -------------     -------------     -------------     -------------

Income from continuing operations before
  income taxes, minority interest and
  equity in earnings of affiliates                 27.8              32.8              26.7              45.3
Applicable income taxes                             8.0              10.2               5.2              13.0
                                           -------------     -------------     -------------     -------------
Income from continuing operations before
  income taxes, minority interest and
  equity in earnings of affiliates                 19.8              22.6              21.5              32.3
Minority interest in net income of
  subsidiaries                                     (0.2)             (0.2)             (0.2)             (0.5)
                                           -------------     -------------     -------------     -------------
Income from continuing operations                  19.6              22.4              21.3              31.8
Income (loss) from discontinued operations          -                 -                 -                 -
                                           -------------     -------------     -------------     -------------
Net income                                  $      19.6       $      22.4       $      21.3       $      31.8
                                           =============     =============     =============     =============

                                                     -more-

The Phoenix Companies, Inc. ... 11

Reconciliation of Income Measures (Unaudited)
Three and Six Months Ended June 30, 2006 and 2005
(in millions)

                                                     Three Months                        Six Months
                                           -------------------------------     --------------------------------
Reconciliation of Segment Income to            2006              2005              2006              2005
  Net Income                               -------------     -------------     -------------     -------------
     Segment Income (loss)

     Life insurance                         $      42.1       $      68.3       $      74.7       $     106.3
     Annuities                                      0.5              (9.6)              6.2              (3.6)
                                           -------------     -------------     -------------     -------------
     Life and annuity segment                      42.6              58.7              80.9             102.7
     Asset management segment                       1.3               0.1             (33.3)             (1.6)
     Venture capital segment                        -                 2.7               -                 0.5
     Corporate and other segment                  (13.9)            (16.4)            (31.3)            (32.7)
                                           -------------     -------------     -------------     -------------
     Total segment income, before income
       taxes                                       30.0              45.1              16.3              68.9
     Applicable income taxes                        9.6              14.2               2.1              21.2
                                           -------------     -------------     -------------     -------------
     Total segment income                          20.4              30.9              14.2              47.7

     Realized investment gains (losses),
       after income taxes and other
       offsets                                      2.9              (0.6)             14.3              (6.5)
     Realized gain (losses) from
       collateralized debt obligations              0.1              (1.2)             (0.9)             (0.8)
     Income (loss) from discontinued
       operations, net of income taxes              -                 -                 -                 -
     Restructuring charges and other
       non-recurring items, net of
       income taxes                                (3.8)             (6.7)             (6.3)             (8.6)
                                           -------------     -------------     -------------     -------------
     Net income                             $      19.6       $      22.4       $      21.3       $      31.8
                                           =============     =============     =============     =============

Reconciliation of Asset Management Segment
  Income to Earnings Before Income Taxes,
  Depreciation and Amortization (EBITDA)
     Asset Management Segment Income (loss) $       1.3       $       0.1       $     (33.3)      $      (1.6)
     Adjustments for:
       Intangible asset amortization and
        impairments                                 8.5               8.3              49.0              16.7
       Depreciation                                 0.2               0.4               0.7               0.9
                                           -------------     -------------     -------------     -------------
     EBITDA                                 $      10.0       $       8.8       $      16.4       $      16.0
                                           =============     =============     =============     =============

     Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

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